Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record First Quarter Results

Net Earnings Increased 22% to $108 Million
Operating Cash Flow up 63% to $141 Million
Full Year Guidance Raised

Sarasota, Florida, April 23, 2012 ... Roper Industries, Inc. (NYSE: ROP) reported financial results for the first quarter ended March 31, 2012.

Net earnings for the first quarter were $108 million, a 22% increase over the first quarter of 2011.  Diluted earnings per share were $1.09 compared to $0.91 in the comparable prior year period.  Revenue increased 10% to $711 million. Orders were $729 million and represented a book-to-bill ratio of 1.03.  Operating income increased 20% to $170 million and operating margin was 24.0%, a 200 basis point increase over the prior year.

Operating cash flow increased 63% to $141 million, representing 20% of revenue.  EBITDA reached $205 million and EBITDA margin was 28.9%.  The revenue, orders, net earnings, EBITDA and cash flow performance were all records for any first quarter in Roper’s history.

“Our businesses performed exceptionally well in the quarter, as strong operating leverage led to double-digit operating profit growth in all four segments,” said Brian Jellison, Roper’s Chairman, President and CEO.  “Our asset-light business model and outstanding execution across the businesses resulted in exceptional free cash flow of $131 million, up 69% from the prior year.  Gross margin reached 55.0%, reflecting growth in our medical and software platforms and our enterprise-wide focus on technology and application engineering expertise.”

“We are off to a strong start in 2012 with 8% organic revenue growth in the first quarter,” Mr. Jellison continued.  “Our balance sheet and financial capacity are in the best shape in our history, and we are excited about the prospects for the remainder of the year.”

2012 Outlook and Guidance

As a result of the strong first quarter and improved visibility into the second half of the year, Roper is increasing its full year diluted earnings per share guidance to $4.75 - $4.91 from $4.67 - $4.87.  The Company’s guidance excludes future acquisitions.

Table 1:  Revenue Growth
Q1 2012
Total Revenue Growth	10%
Acquisitions / Divestitures	3%
Foreign Currency	(1%)
Organic	8%

Table 2:  EBITDA and EBITDA Margin
	Q1 2012	Q1 2011
Net Earnings	$108.3	$89.0
Add: Interest Expense	15.5	16.7
Add: Income Taxes	46.0	37.0
Add: Depreciation & Amortization	35.5	34.3
EBITDA (A)	$205.3	$177.0

Revenue (B)	$711.1	$645.3

EBITDA Margin (A)/(B)	28.9%	27.4%

Table 3:  Free Cash Flow
	Q1 2012	Q1 2011
Operating Cash Flow	$141.5	$86.6
Less: Capital Expenditures	(10.0)	(8.8)
Rounding	(0.1)	0.0
Free Cash Flow	$131.4	$77.8

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, April 23, 2012.  The call can be accessed via webcast or by dialing +888-263-2834 (US/Canada) or +1 913-312-0953, using confirmation code 7242338.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 7242338.

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, transportation, medical, education, and SaaS-based information networks. Additional information about Roper is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$451,718	$338,101
Accounts receivable	412,508	439,134
Inventories	214,020	204,758
Unbilled receivable	68,688	63,829
Deferred taxes	36,410	38,004
Other current assets	32,568	31,647
Total current assets	1,215,912	1,115,473

PROPERTY, PLANT AND EQUIPMENT, NET	109,565	108,775

OTHER ASSETS:
Goodwill	2,887,045	2,866,426
Other intangible assets, net	1,084,996	1,094,142
Deferred taxes	63,122	63,006
Other assets	70,142	71,595
Total other assets	4,105,305	4,095,169

TOTAL ASSETS	$5,430,782	$5,319,417

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$139,029	$141,943
Accrued liabilities	286,548	322,904
Income taxes payable	22,588	8,895
Deferred taxes	9,613	10,548
Current portion of long-term debt	63,580	69,906
Total current liabilities	521,358	554,196

NONCURRENT LIABILITIES:
Long-term debt	1,014,099	1,015,110
Deferred taxes	484,803	482,603
Other liabilities	78,178	72,412
Total liabilities	2,098,438	2,124,321

STOCKHOLDERS' EQUITY:
Common stock	993	987
Additional paid-in capital	1,140,188	1,117,093
Retained earnings	2,158,037	2,063,110
Accumulated other comprehensive earnings	52,961	33,800
Treasury stock	(19,835)	(19,894)
Total stockholders' equity	3,332,344	3,195,096

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,430,782	$5,319,417

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2012	2011

Net sales	$711,066	$645,309
Cost of sales	319,873	295,213

Gross profit	391,193	350,096

Selling, general and administrative expenses	220,889	208,096

Income from operations	170,304	142,000

Interest expense	15,483	16,696
Other income/(expense)	(490)	711

Earnings from continuing operations before
income taxes	154,331	126,015

Income taxes	46,022	37,036

Net Earnings	$108,309	$88,979

Earnings per share:
Basic	$1.12	$0.93
Diluted	$1.09	$0.91

Weighted average common and common
equivalent shares outstanding:
Basic	97,039	95,374
Diluted	99,307	98,153

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2012		2011
	Amount	%	Amount	%
Net sales:
Industrial Technology	$195,136		$169,982
Energy Systems & Controls	148,602		129,633
Medical & Scientific Imaging	162,811		145,287
RF Technology	204,517		200,407
Total	$711,066		$645,309

Gross profit:
Industrial Technology	$98,663	50.6%	$85,714	50.4%
Energy Systems & Controls	80,408	54.1%	70,146	54.1%
Medical & Scientific Imaging	106,186	65.2%	91,254	62.8%
RF Technology	105,936	51.8%	102,982	51.4%
Total	$391,193	55.0%	$350,096	54.3%

Operating profit*:
Industrial Technology	$57,507	29.5%	$46,189	27.2%
Energy Systems & Controls	35,657	24.0%	29,044	22.4%
Medical & Scientific Imaging	43,362	26.6%	35,037	24.1%
RF Technology	50,353	24.6%	44,950	22.4%
Total	$186,879	26.3%	$155,220	24.1%

Net Orders:
Industrial Technology	$204,002		$200,742
Energy Systems & Controls	153,376		134,205
Medical & Scientific Imaging	168,336		150,265
RF Technology	203,672		217,087
Total	$729,386		$702,299

*  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $16,575 and $13,220 for the three months ended March 31, 2012 and 2011, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended
	March 31,
	2012	2011

Net earnings	$108,309	$88,979
Non-cash items:
Depreciation	9,449	9,256
Amortization	26,018	25,054
Stock-based compensation expense	9,954	8,112
Income taxes	13,720	3,424
Changes in assets and liabilities:
Receivables	15,968	(18,181)
Inventory	(7,462)	(16,359)
Accounts payable	(3,774)	6,854
Accrued liabilities	(32,162)	(23,466)
Other, net	1,437	2,911
Cash provided by operating activities	141,457	86,584

Business acquisitions, net of cash acquired	(19,007)	-
Capital expenditures	(10,008)	(8,813)
Other, net	219	(198)
Cash used by investing activities	(28,796)	(9,011)

Principal debt payments	(6,297)	(11,968)
Revolver payments, net	-	(85,000)
Dividends	(13,290)	(10,458)
Excess tax benefit from share-based payment	7,505	2,855
Proceeds from exercise of stock options	16,873	8,607
Other, net	(7,065)	(118)
Cash used by financing activities	(2,274)	(96,082)

Effect of exchange rate changes on cash	3,230	9,562

Net increase (decrease) in cash and equivalents	113,617	(8,947)
Cash and equivalents, beginning of period	338,101	270,394

Cash and equivalents, end of period	$451,718	$261,447